UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 29, 2021

Perrigo Company plc

(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Sharp Building, Hogan Place, Dublin 2, Ireland D02 TY74

+353 1 7094000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares	PRGO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On September 29, 2021, Perrigo Company plc (the “Company” or “we”) reached agreement with the Irish Office of the Revenue Commissioners (“Irish Revenue”) providing for the full and final settlement of the Notice of Amended Assessment (“NoA”) issued November 29, 2018.

As previously reported, the NoA claimed tax payable in the amount of €1,636 million, not including interest or penalties, relating to Elan Pharma’s 2013 sale of Tysabri® intellectual property and related assets to Biogen Idec. Irish Revenue had taken the position that the Tysabri® sale should be treated as a capital transaction taxable at a 33% rate, rather than a trading transaction taxable at a 12.5% rate. Perrigo strongly disagreed with that claim and appealed the NoA with the Irish Tax Appeals Commission. The appeal was scheduled to be heard in November 2021.

While the Company believes that its tax position was correct and would ultimately have been confirmed by the Tax Appeals Commission, given the costs and uncertainty of litigation, the Company and Irish Revenue have agreed to settle this matter on the following terms:

•	Perrigo agrees to pay €297 million as a full and final settlement of all liabilities arising from the sale of the Tysabri patents and to be taxed in periods FY13 to FY21 inclusive.

•

Irish Revenue will give Perrigo credit for certain taxes already paid and for certain unused R&D credits, all of which will be applied against the €297 million figure, such that the total cash payment that Perrigo will be making to Irish Revenue as part of this settlement will be €266.1 million.

•	The settlement provides that no interest is due and no penalties apply.

•

For settlement purposes only and on a “without prejudice” basis, the parties have agreed to apply an alternative basis of taxation than the respective positions taken by Irish Revenue in the NoA and by Elan Pharma in its tax returns.

•	Irish Revenue will take no further action in relation to the NoA or any Tysabri-related income or transactions.

Irish Revenue has confirmed in writing their acceptance of the above terms, and Perrigo expects to execute a formal settlement agreement with Irish Revenue in the coming days. Perrigo will make a payment of €266.1 million to Revenue within seven days after the parties execute the settlement agreement.

Perrigo Forward-Looking Statements

Certain statements in this report on Form 8-K are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “poised,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including: the timing of the formal settlement documentation relating to the tax settlement with Irish Revenue; the sources of funding for the settlement amount; and, the benefits of settling the disputed assessment. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2020, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission (“SEC”), may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this Form 8-K are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)
PERRIGO COMPANY PLC

	By:	/s/ Todd W. Kingma
Dated: September 29, 2021		Todd W. Kingma
Executive Vice President, General Counsel and Secretary